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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
Oakley, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OAKLEY, INC.
One Icon
Foothill Ranch, California 92610

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held on June 4, 2004

        You are cordially invited to attend the 2004 Annual Meeting of Shareholders (the "Meeting") of OAKLEY, INC. (the "Company" or "Oakley") to be held on Friday, June 4, 2004, at 10:00 a.m. at the Company's headquarters in Foothill Ranch, California, for the following purposes:

1.
To elect six directors to serve as such until the next Annual Meeting of Shareholders and until their successors are elected and qualified;

2.
To ratify the selection of Deloitte & Touche LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 2004; and

3.
To transact such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

        Only shareholders of record at the close of business on March 31, 2004, will be entitled to notice of, and to vote at, the Meeting or any adjournment(s) thereof.

        WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO THE EXERCISE THEREOF BY WRITTEN NOTICE TO THE COMPANY, AND SHAREHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE THEIR SHARES PERSONALLY IF THEY SO DESIRE.

BY ORDER OF THE BOARD OF DIRECTORS

Donna Gordon Secretary

Foothill Ranch, California
Dated: April 15, 2004

OAKLEY, INC.
One Icon
Foothill Ranch, California 92610

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
to be held on June 4, 2004

        This Proxy Statement is furnished to shareholders of Oakley, Inc. (the "Company" or "Oakley"), in connection with the solicitation of proxies in the form enclosed with this proxy statement for use at the Annual Meeting of Shareholders of the Company to be held on Friday, June 4, 2004, at 10:00 a.m. at the Company's headquarters in Foothill Ranch, California, and at any and all adjournments or postponements thereof (the "Meeting"), for the purposes set forth in the Notice of Meeting. This Proxy Statement and the enclosed form of proxy are being first mailed to shareholders on April 15, 2004.

        This solicitation is made by mail on behalf of the Board of Directors of the Company (the "Board of Directors"). Costs of the solicitation will be borne by the Company. Further solicitation of proxies may be made by telephone, telegraph, fax or personal interview by the directors, officers and employees of the Company and its affiliates, who will not receive additional compensation for the solicitation. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to shareholders.

        Holders of record of the common stock, $.01 par value per share, of the Company (the "Common Stock") as of the close of business on the record date, March 31, 2004, are entitled to receive notice of, and to vote at, the Meeting. Each share of Common Stock entitles the holder to one vote. At the close of business on March 31, 2004, there were 68,421,106 shares of Common Stock issued and outstanding.

        Shares represented by proxies in the form enclosed, if the proxies are properly executed and returned and not revoked, will be voted as specified. Where no specification is made on a properly executed and returned proxy, the shares will be voted FOR the election of all nominees for director and FOR the ratification of the selection of Deloitte & Touche LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 2004. To be voted, proxies must be filed with the Secretary of the Company prior to voting. Proxies may be revoked at any time before voting by filing a notice of revocation with the Secretary of the Company, by filing a later dated proxy with the Secretary of the Company or by voting in person at the Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

        The Board of Directors knows of no matters to come before the Meeting other than the matters referred to in this Proxy Statement. If, however, any matters properly come before the Meeting, it is the intention of each of the persons named in the accompanying proxy to vote such proxies in accordance with such person's discretionary authority to act in such person's best judgment.

        The principal executive offices of the Company are located at One Icon, Foothill Ranch, California 92610.

PROPOSAL 1: ELECTION OF DIRECTORS
(Item 1 on Proxy Card)

        Pursuant to the Company's Amended and Restated Articles of Incorporation (the "Articles"), directors are elected at each Annual Meeting of Shareholders and hold office until the next Annual Meeting of Shareholders and until their successors shall have been elected and qualified. If, for any reason, the directors are not elected at the Meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by the Company's Amended and Restated Bylaws, as amended (the "Bylaws"). The Bylaws currently authorize a Board of Directors consisting of not less than one nor more than nine persons, and Oakley's Board of Directors currently consists of six directors.

        The nominees for election to the six positions on the Board of Directors to be voted upon at the Meeting are Jim Jannard, Link Newcomb, Irene Miller, Abbott Brown, Lee Clow and Thomas Davin. The Board of Directors has determined that each of the nominees for director, except Messrs. Jannard and Newcomb, has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is independent within the meaning of our Corporate Governance Guidelines, which exactly reflect the New York Stock Exchange ("NYSE") director independence standards, as currently in effect. Unless authority to vote for the election of directors has been specifically withheld, the persons named in the accompanying proxy intend to vote for the election of Jim Jannard, Link Newcomb, Irene Miller, Abbott Brown, Lee Clow and Thomas Davin to hold office as directors for a term of one year and until their successors are elected and qualified at the next Annual Meeting of Shareholders. All nominees have consented to being named in this Proxy Statement and have advised the Board of Directors that they are able and willing to serve as directors, if elected.

        If any nominee becomes unavailable for any reason (which is not anticipated), the shares represented by the proxies may be voted for such other person or persons as may be determined by the holders of the proxies (unless a proxy contains instructions to the contrary). In no event will the proxy be voted for more than six nominees.

Vote

        Each director will be elected by a favorable vote of a plurality of the votes cast at the Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the outcome. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR the election of the six nominees named above as directors.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

        The following table sets forth certain information (as of March 31, 2004) concerning the directors and executive officers of the Company:

Name	Age	Position
Jim Jannard	54	Chairman of the Board and Chief Executive Officer
Link Newcomb	42	Chief Operating Officer and Director
Colin Baden	42	President
Tommy Rios	34	Executive Vice President
Thomas George	48	Chief Financial Officer
Scott Bowers	42	Vice President of Worldwide Marketing
Donna Gordon	44	Vice President of Finance and Secretary
Kent Lane	50	Vice President of Manufacturing
Carlos Reyes	37	Vice President of Research and Development
Jon Krause	40	Vice President of Operations
Irene Miller	51	Director
Abbott Brown	60	Director
Lee Clow	60	Director
Thomas Davin	46	Director

Executive Officers

        Mr. Jim Jannard, the founder of the Company, has been Chairman of the Board and an Oakley director since its inception in 1975. From Oakley's inception in 1975 to February 1999, Mr. Jannard also served as President of Oakley. Effective October 1999, Mr. Jannard was named Chief Executive Officer.

        Mr. Link Newcomb joined Oakley in June 1994 as its Vice President of International Sales. Mr. Newcomb served as Executive Vice President from April 1995 until January 1997, as Chief Financial Officer from July 1995 until January 1997, as Chief Operating Officer from January 1997 to September 1997, and as Chief Executive Officer from September 1997 to April 1999. Effective May 1, 1999, Mr. Newcomb was named Chief Operating Officer. Mr. Newcomb was appointed to the Board of Directors in January 1997. Prior to joining Oakley, Mr. Newcomb was an attorney for five years at Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California. Mr. Newcomb has also been a certified public accountant since 1984.

        Mr. Colin Baden joined Oakley in February 1996 as Director of Design and served as Vice President of Design from February 1997 to February 1999. In February 1999, Mr. Baden was named President. Prior to joining Oakley, Mr. Baden was a partner at Lewis Architects of Seattle, Washington for six years and began advising Oakley on company image issues in 1993.

        Mr. Tommy Rios joined Oakley in 1996 and held the position of General Director of Oakley Mexico from January 1996 to March 1998, Director of International Sales from March 1998 to July 1999, Director of Oakley Worldwide from July 1999 to December 1999 and Vice President of Oakley Worldwide from January 2000 to December 2001. In January 2002, Mr. Rios was named Executive Vice President, responsible for all aspects of the Company's global sales operation. Prior to joining Oakley, Mr. Rios had five years of experience as the General Director of Fox Racing, an independent distributor of Oakley products in Mexico.

        Mr. Thomas George joined Oakley in October 1997 as Chief Financial Officer. Prior to joining Oakley, Mr. George last served as Senior Vice President of Finance and Chief Financial Officer at

REMEC, a designer and manufacturer of microwave wireless electronics, a position he had held since 1990. Mr. George has more than 25 years experience in finance and is also a certified public accountant.

        Mr. Scott Bowers joined Oakley in May 1988 as a regional sales manager and held the position of Director of Sports Marketing from January 1995 to December 1999 and Vice President of Sports Marketing from January 2000 to December 2003. In January 2004, Mr. Bowers was named Vice President of Marketing Worldwide. Prior to joining Oakley, Mr. Bowers had eleven years of experience in the snow/ski industry holding positions both in retail management and as an independent sales representative.

        Ms. Donna Gordon joined Oakley in February 1986. Ms. Gordon has held a number of positions with Oakley, assuming her current position as Vice President of Finance in October 1995. Ms. Gordon has also been Corporate Secretary since 1993 and Controller since 1990.

        Mr. Kent Lane joined Oakley in October 1994 and served as Director of Manufacturing from January 1995 until October 1995. In October 1995, Mr. Lane was named Vice President of Manufacturing. Mr. Lane has more than 25 years experience in the manufacturing industry at various companies, including Kaiser Steel for six years and Water Factory Systems, a manufacturer of water purification equipment, for eight years.

        Mr. Carlos Reyes joined Oakley in July 1989 and has held various positions with Oakley, beginning as a lens coating assistant in the manufacturing department. Mr. Reyes was promoted to Lens Coating Manager in 1991 and to a leadership position in Oakley's design department in 1993. In December 1995, Mr. Reyes was named Vice President of Research and Development.

        Mr. Jon Krause joined Oakley in November 1996 as Director of Information Technology and was named Vice President of Operations in January 1998. Prior to joining Oakley, Mr. Krause was a senior manager with Andersen Consulting where he spent ten years specializing in information technology and manufacturing operations.

        In October 2002, Oakley's Board of Directors created an Office of the Chairman and appointed Jim Jannard, Link Newcomb, Colin Baden and Tommy Rios as members.

Board of Directors

        Ms. Irene Miller has been an Oakley director since shortly after the Company's initial public offering in August 1995. Ms. Miller is Chief Executive Officer of Akim, Inc., an investment management and consulting firm, and until June 1997 was Vice Chairman and Chief Financial Officer of Barnes & Noble, Inc., the world's largest bookseller. She joined Barnes & Noble in 1991, became Chief Financial Officer in 1993 and Vice Chairman in 1995. From 1986 to 1990, Ms. Miller was an investment banker at Morgan Stanley & Co. Incorporated. Ms. Miller is also a director of Barnes & Noble, Inc., Inditex, S.A., Coach, Inc. and The Body Shop International Plc.

        Mr. Abbott Brown has been an Oakley director since June 2000. Mr. Brown is Chairman and Chief Executive Officer of Ridgestone Corporation, a private equity firm that takes active, participatory roles in the companies in which it invests. Mr. Brown was Senior Vice President and board member for Global Crossing Ltd., a global data and voice telecommunications company, from its inception in March 1997 to March 2000. On January 28, 2002, Global Crossing and certain of its affiliates commenced Chapter 11 cases in the United States Bankruptcy Court for the Southern District of New York and coordinated proceedings in the Supreme Court of Bermuda. From 1994 to February 1998, Mr. Brown served as Managing Director and Chief Financial Officer for Pacific Capital Group, a private merchant bank with investment activity in telecommunications, cable, healthcare and real estate.

        Mr. Lee Clow has been an Oakley director since December 2002. Mr. Clow is Chairman and Worldwide Creative Director of TBWA and TBWA\Chiat\Day. Mr. Clow joined Chiat\Day in 1972 and helped fuel its growth into one of the eight largest advertising agencies in the world today with more than 220 offices in 72 countries. Mr. Clow is a member of One Club Hall of Fame, the Art Directors Hall of Fame and the Museum of Modern Art's Advertising Hall of Fame.

        Mr. Thomas Davin has been an Oakley director since August 2003. Mr. Davin currently serves as an operating partner of Brentwood Associates, a middle market private equity firm founded in 1972, managing more than $700 million of institutional capital. Mr. Davin also serves as Chairman of Spectrum Clubs, Inc., a fitness club chain; Director of Zumiez, Inc., a retailer of action sports apparel; and Director of Exhale Enterprises, a day spa chain in New York City. Prior to joining Brentwood Associates, Mr. Davin served as Chief Executive Officer of Entrepreneur.com and Chief Operating Officer of Taco Bell Corp.

Board of Directors Meetings and Committees

        The Board of Directors held five meetings in 2003, including regularly scheduled and special meetings. The Board of Directors has established standing Audit; Compensation and Stock Option; and Nominating and Corporate Governance committees as set forth below. During 2003, each director attended at least 75 percent of the aggregate of the meetings of the Board of Directors and of the committees of which he or she was a member. It is the Company's policy that directors are also invited and encouraged to attend the annual meeting of shareholders. Five of its directors were in attendance at the 2003 Annual Meeting.

        In addition, the non-management directors of the Company meet at regularly scheduled executive sessions without any member of the Company's management present. The individual who presides at these executive sessions rotates each year among the independent directors of the Board of Directors.

        The Board of Directors has established a process to receive communications from shareholders and other interested parties. Shareholders and other interested parties may contact any member (or all members) of the Board of Directors (including, without limitation, the non-management directors as a group), any committee of the Board of Directors or any chair of any such committee by mail. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent "c/o Corporate Secretary" at Oakley, Inc., One Icon, Foothill Ranch, California 92610.

        All communications received as set forth in the preceding paragraph will be opened by the office of the Company's Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of directors, the Corporate Secretary's office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

        Audit Committee.    The Audit Committee of the Company's Board of Directors (the "Audit Committee") is comprised of Irene Miller (Chair), Abbott Brown and Thomas Davin, all of whom are independent under the listing standards of the New York Stock Exchange, Inc. (the "NYSE") and our Corporate Governance Guidelines. The Board of Directors has determined that all of the members of the Audit Committee are qualified as audit committee financial experts within the meaning of the regulations of the Securities and Exchange Commission (the "SEC") and have accounting and related financial management expertise within the meaning of the listing standards of the NYSE. In addition, the Board of Directors has determined that Ms. Miller's service on the Audit Committee of three other public companies will not impair her ability to effectively serve on the Company's Audit Committee.

        The Audit Committee is governed by a written charter adopted by the Board of Directors, a copy of which is attached hereto as Appendix A and is also available on the Company's corporate website at www.oakley.com under the heading "Investor Relations." The primary purpose of the Audit Committee is to provide assistance to the Board of Directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries, including, without limitation, assisting the Board of Director's oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the Company's independent auditors' qualifications and independence, and (iv) the performance of the Company's independent auditors and the Company's internal audit function.

        In July 2003, Orin Smith resigned as member of the Board of Directors and the Audit Committee and was subsequently replaced by Thomas Davin. The Audit Committee held eight meetings during 2003.

        Compensation and Stock Option Committee.    The Compensation and Stock Option Committee is comprised of Abbott Brown (Chair) and Irene Miller, both of whom are independent within the meaning of the listing standards of the NYSE and our Corporate Governance Guidelines. The primary purpose of the Compensation and Stock Option Committee is to oversee the Company's compensation and employee benefit plans and practices, including its executive compensation plans and its incentive-compensation and equity-based plans, including the Company's Amended and Restated 1995 Stock Incentive Plan. In July 2003, Orin Smith resigned as member of the Board of Directors and as chair of the Compensation Committee and was subsequently replaced on the committee by Abbott Brown. The Compensation and Stock Option Committee met three times in 2003.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee is comprised of Thomas Davin (Chair), Abbott Brown, Lee Clow and Irene Miller, all of whom are independent within the meaning of the listing standards of the NYSE and our Corporate Governance Guidelines. The functions of the Nominating and Corporate Governance Committee include the following: (i) identifying and selecting, or recommending to the Board of Directors, individuals qualified to serve as directors of the Company; (ii) selecting, or recommending to the Board of Directors, directors to serve on committees of the Board of Directors; (iii) advising the Board of Directors with respect to matters pertaining to the composition and procedures of the Board of Directors; (iv) developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company and overseeing corporate governance matters generally; and (v) overseeing the annual evaluation of the Board of Directors and the Company's management.

        The Nominating and Corporate Governance Committee is governed by a charter, a copy of which is available on our corporate website at www.oakley.com under the heading "Investor Relations." The Nominating and Corporate Governance Committee was formed in March 2004 and consequently did not meet during 2003.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate. The Nominating and Corporate Governance Committee may also take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held. To have a candidate considered by the Nominating and Corporate Governance Committee, a shareholder must submit the recommendation in writing and must include the following information: (i) the name of the shareholder and evidence of the person's ownership of Company stock, including the number of shares owned and the length of time of ownership; and (ii) the name of the candidate, the candidate's resume or a listing of his or her qualifications to be a director of the Company and the person's consent to be named as a director if selected by the Nominating and Corporate Governance Committee and nominated by the Board of Directors.

        The shareholder recommendation and information described above must be sent to the Corporate Secretary at Oakley, Inc. One Icon, Foothill Ranch, California 92610 and must be received by the Corporate Secretary not less than 120 days prior to the first anniversary date of the Company's most recent annual meeting of shareholders.

        The Nominating and Corporate Governance Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board's oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Nominating and Corporate Governance Committee examines a candidate's specific experiences and skills, time availability in light of other commitments, potential conflicts of interest, independence from management and the Company and legal and regulatory requirements. The Nominating and Corporate Governance Committee also seeks to have the Board of Directors represent a diversity of backgrounds and experience.

        The Nominating and Corporate Governance Committee will identify potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board—for example, retirement as a CEO or CFO of a public company or exiting government or military service. The Nominating and Corporate Governance Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Nominating and Corporate Governance Committee will also consider candidates recommended by shareholders.

        Once a person has been identified by the Nominating and Corporate Governance Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, the chair or another member of the Committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating and Corporate Governance Committee will request information from the candidate, review the person's accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conduct one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments. The Committee's evaluation process does not vary based on whether or not a candidate is recommended by a shareholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

        In fulfilling its duties described above, the Nominating and Corporate Governance Committee may, in its discretion, request that one or more senior officers of the Company assist the Committee in its evaluation of potential candidates for the Board of Directors.

Compensation of Directors

        Directors who are employees of the Company receive no compensation for serving on the Board of Directors. Non-employee directors of the Company receive (i) a retainer fee of $40,000 per year for their services, (ii) $1,000 for each committee meeting attended, (iii) $15,000 per year for chairing the Audit Committee, (iv) $5,000 per year for each other committee a non-employee director chairs,

(v) $2,000 per day for each special non-Board of Directors meeting that a non-employee director is requested to attend, in person or by telephone, by the Board of Directors, as determined by the Board of Directors and (vi) an annual grant of non-qualified options to purchase 10,000 shares, with an exercise price equal to fair market value on the date of grant, and vesting in full on the anniversary of the date of grant. All directors are also reimbursed for expenses incurred in connection with attendance at Board meetings, committee meetings or special non-Board meetings.

Compensation Committee Interlocks and Insider Participation

        As noted above, the members of the Compensation and Stock Option Committee during 2003 were Ms. Miller and Mr. Brown. Neither Ms. Miller nor Mr. Brown has ever been an officer or employee of the Company or any of its subsidiaries. Orin Smith resigned as a member of the Board of Directors and the Committee in July 2003 and was subsequently replaced by Abbott Brown. None of the executive officers of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of such committee, the entire Board of Directors) of another entity during 2003.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets forth the compensation paid by the Company for the fiscal years ended December 31, 2003, 2002 and 2001, to (i) its Chief Executive Officer and (ii) the four other most highly compensated executive officers serving as of December 31, 2003 (collectively, the "Named Executive Officers").

Summary Compensation Table

						Long-Term Compensation Awards
		Annual Compensation
						Securities Underlying Options/SARs (#)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)			All Other Compensation ($)
Jim Jannard(1) Chief Executive Officer	2003 2002 2001	— — —	— — —	— — —		— 25,000 —	— — —
Link Newcomb Chief Operating Officer	2003 2002 2001	412,000 412,000 409,692	109,953 62,830 62,830	604 2,620 1,611	(2) (2) (2)	40,000 25,000 50,000	5,708 5,081 10,457	(3)
Colin Baden President	2003 2002 2001	275,385 232,116 216,154	56,109 26,438 41,085	— — —		40,000 25,000 50,000	3,946 1,233 3,440	(3)
Tommy Rios Executive Vice President	2003 2002 2001	222,628 175,000 174,038	20,738 51,250 40,000	82,546 60,376 64,258	(4) (4) (4)	40,000 25,000 145,000	10,437 5,804 5,849	(3)
Thomas George Chief Financial Officer	2003 2002 2001	244,554 236,900 235,573	37,726 20,729 20,729	9,000 18,000 18,000	(5) (5) (5)	20,000 20,000 35,000	4,000 4,000 2,000	(3)

(1)
Mr. Jannard did not receive any base salary or bonus for 2003; he also did not receive any base salary and was not entitled to payment of any annual bonus for 2002 and 2001. See "Compensation Committee Report—Compensation of the Chairman and Chief Executive Officer."

(2)
Represents above-market interest on deferred compensation paid during the fiscal year.

(3)
Represents the Company's 2003 matching 401(k) plan contribution of $4,000 for Messrs. Newcomb, Rios and George and $3,946 for Mr. Baden; life insurance premium for Mr. Rios of $6,258; and above-market interest on deferred compensation accrued during the fiscal year but deferred at the election of the Named Executive Officer in the amount of $1,708 for Mr. Newcomb and $179 for Mr. Rios.

(4)
Represents commissions on sales.

(5)
Represents payment to Mr. George for a monthly housing allowance related to his relocation.

Option/SAR Grants in Last Fiscal Year

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options/SARs Granted (#)(1)
		% of Total Options/SARs Granted to Employees in Fiscal Year
			Exercise or Base Price ($/Sh)	Expiration Date
					5%($)(2)	10%($)(2)
Jim Jannard	25,000	2.3%	10.38	2/11/13	163,200	413,580
Link Newcomb	40,000	3.7%	8.55	3/26/13	215,080	545,068
Colin Baden	40,000	3.7%	8.55	3/26/13	215,080	545,068
Tommy Rios	40,000	3.7%	8.55	3/26/13	215,080	545,068
Thomas George	20,000	1.9%	8.55	3/26/13	107,540	272,534

(1)
The options identified in this table were granted under the Stock Plan and are exercisable in equal 25% installments on each of the first four anniversaries of the date of grant. In the event of the termination of a Named Executive Officer's employment within 12 months following a change in control (as defined in the stock option agreements evidencing such grants), the options will become immediately vested and exercisable in full upon such termination of employment. To the extent permitted under applicable law, the options granted are "incentive stock options" for purpose of Section 422 of the Internal Revenue Code of 1986, as amended, and otherwise are nonqualified stock options.

(2)
The potential gains shown are net of the option exercise price and do not include the effect of any taxes associated with exercise. The amounts shown are for the assumed rates of appreciation only, do not constitute projections of future stock performance and may not necessarily be realized. Actual gains, if any, on stock option exercises depend on the future performance of the Common Stock, continued employment of the optionee through the term of the option and other factors.

        The following table sets forth information concerning option exercises and the fiscal year-end value of unexercised stock options held by the Named Executive Officers as of December 31, 2003.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

			Number of Securities Underlying Unexercised Options/SARs at FY-End(#)	Value of Unexercised In-the-Money Options/SARs At FY-End($)(2)
Name	Shares Acquired on Exercise(#)	Value Realized($)(1)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Jim Jannard	0	0	12,500/37,500	0/86,500
Link Newcomb	5,000	16,275	505,319/83,750	1,606,968/211,600
Colin Baden	0	0	91,151/84,667	236,710/214,491
Tommy Rios	0	0	132,346/144,000	309,594/340,294
Thomas George	0	0	100,752/53,417	274,241/108,691

(1)
The value realized is calculated by multiplying (A) the number of securities underlying such options by (B) the difference between (i) the fair market value of the Common Stock on the date of exercise and (ii) the option exercise price.

(2)
The value of unexercised in-the-money options is calculated by multiplying (A) the number of securities underlying such options by (B) the difference between (i) the closing price of the Common Stock on the New York Stock Exchange at December 31, 2003 ($13.84) and (ii) the option exercise price.

EMPLOYMENT AGREEMENTS AND SEVERANCE ARRANGEMENTS

        Mr. Jannard does not have a written employment agreement with the Company. Since the expiration of his former employment agreement with the Company in 1997, his employment has continued on an at-will basis. On May 12, 1998, Mr. Jannard entered into an Amended and Restated Consultant Agreement with the Company providing that, within 30 days following termination of his employment, the Company will have the option to retain him as a consultant at the rate of $100,000 per year for a period expiring on the date that is two years from the date the Company exercises such option. The Amended and Restated Consultant Agreement contains non-competition and non-solicitation provisions effective through the end of the consultant period. In addition, Mr. Jannard is entitled to Company-paid medical insurance for himself and his immediate family during his lifetime.

        On January 1, 2000, Mr. George entered into a Second Amended and Restated Employment Agreement with the Company, which replaced his prior employment agreement. Mr. George's agreement expires December 31, 2004. The agreement provides for a base salary of not less than $230,000 per year and an annual target bonus under the Executive Officer Performance Bonus Plan of not less than $80,000. If Mr. George's employment with the Company is terminated by reason of his death, Mr. George's estate will be entitled to his prorated performance bonus under the Bonus Plan. If Mr. George's employment with the Company is terminated by reason of his disability, Mr. George would be entitled to a payment equal to one year's base salary and his prorated performance bonus under the Bonus Plan. If Mr. George's employment with the Company is terminated by the Company for any reason other than by reason of his death, disability or for cause or by Mr. George for good reason, Mr. George will be entitled to a payment equal to (i) the greater of his base salary for eighteen months or the remainder of the term of his agreement (the "Severance Period"), and (ii) an amount equal to the product of (A) Mr. George's annual target bonus under the Bonus Plan as in effect at the time of his termination and (B) a fraction, the numerator of which is the number of full months in the Severance Period, and the denominator of which is 12. Mr. George's agreement also contains non-competition and non-solicitation provisions effective through the term of the agreement and, in the event his employment is terminated by the Company for cause or by Mr. George without good reason, for a period of two years thereafter. Following termination of Mr. George's Second Amended and Restated Employment Agreement, he will be eligible to participate in the Company's Officer Severance Plan (discussed below), and his benefits thereunder cannot be reduced for a period of two years thereafter.

        In December 2003, the Board of Directors authorized the adoption of two severance plans, the Executive Severance Plan and the Officer Severance Plan. The Executive Severance Plan is for the benefit of individuals who are members of the Office of the Chairman and have been designated as eligible to participate. The Executive Severance Plan provides that, in the event a participant is terminated without cause (other than as a result of death or disability) or terminates for good reason following a change of control, subject to the participant entering into a release of claims, the participant will be entitled to (i) the sum of (x) the participant's annual base salary and (y) the aggregate amount of commissions paid to the participant in the immediately preceding twelve months, (ii) a pro-rata portion of the bonus which would have been payable to the participant for the year in which the termination occurs, (iii) payment by the Company of the participant's group health insurance premiums for a period of ninety (90) days, (iv) nine months' acceleration of vesting with respect to outstanding options and (v) if approved by the plan administrator, extension of the post-termination option exercise period. Mr. Baden and Mr. Rios have been designated as eligible employees under the Executive Severance Plan. Mr. Rios' benefits thereunder cannot be reduced for a period of two years.

        The Officer Severance Plan is for the benefit of certain officers of the Company and provides that, in the event a participant is terminated without cause (other than as a result of death or disability) or terminates for good reason following a change of control, subject to the participant entering into a release of claims, the participant will be entitled to (i) the sum of (x) fifty percent (50%) of the participant's annual base salary (adjusted to an amount up to one year's base salary based on years of service) and (y) the aggregate amount of commissions paid to the participant in the immediately preceding six months, (ii) a pro-rata portion of the bonus which would have been payable to the participant for the year in which the termination occurs, (iii) payment by the Company of the participant's group health insurance premiums for a period of ninety (90) days, (iv) six months' acceleration of vesting with respect to outstanding options and (v) if approved by the plan administrator, extension of the post-termination option exercise period.

        In March 2004, the Company entered into a Severance Agreement with Mr. Newcomb in exchange for the cancellation of his outstanding employment agreement. The term of the Severance Agreement runs through January 31, 2005. The Severance Agreement provides that, in the event Mr. Newcomb is terminated without cause (other than as a result of death or disability) or terminates for good reason, subject to Mr. Newcomb entering into a release of claims, he will be entitled to (i) his annual base salary, (ii) a pro-rata portion of the bonus which would have been payable to the participant for the year in which the termination occurs, (iii) payment by the Company of his group health insurance premiums for a period of ninety (90) days, (iv) nine months' acceleration of vesting with respect to outstanding options and (v) an extension of the exercise period for his outstanding options for a period of two years following termination of employment. Following expiration of the Severance Agreement, Mr. Newcomb will automatically be designated as an eligible employee under the Executive Severance Plan and his benefits thereunder cannot be reduced for a period of two years thereafter.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT

        The report of the Compensation and Stock Option Committee of the Board of Directors with respect to compensation in fiscal 2003 is as follows:

Compensation Philosophy

        The overall policy of the Compensation and Stock Option Committee is to provide the Company's executive officers and other key employees with competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a substantial portion of each executive officer's compensation contingent upon the Company's performance as well as upon the officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of three primary elements: (i) base salary which reflect individual performance and is designed primarily to be competitive with salary levels in effect at companies within and outside the industry with which the Company competes for executive talent; (ii) annual variable performance awards payable in cash which are partially tied to the Company's achievement of financial performance targets and partially tied to the executive officer's individual performance; and (iii) long-term stock-based incentive awards, which strengthen the mutuality of interests between the executive officers and the Company's shareholders. As an executive officer's level of responsibility increases, it is the Company's general intent that a greater portion of the executive officer's total compensation be dependent upon individual performance, the Company's performance and stock price appreciation, rather than upon base salary.

Components of Compensation

        The principal components of executive officer compensation are generally as follows:

  •
  Base Salary. During 2003, Messrs. Newcomb, Rios and George's respective base salaries were fixed in accordance with the terms of their respective employment agreement. See "Employment Agreements." Mr. Jannard has chosen not to receive any base salary from the Company. With respect to executive officers who do not have employment agreements with the Company, base salary is determined on the basis of individual performance and competitive market practices as reflected in information available to the Company.

  •
  Annual Performance Bonus. Annual bonuses are payable to the Company's executive officers under the Company's Amended and Restated Executive Officer Performance Bonus Plan based partially on the Company's achievement of certain pre-set corporate financial performance targets for earnings per share established for the fiscal year, and partially upon the achievement of certain individual performance objectives. During 2003, the minimum target bonuses for Messrs. Newcomb, Rios and George were set forth in their respective employment agreement. With respect to officers who do not have employment agreements with the Company, their target bonuses are determined on the basis of individual performance and competitive market practices as reflected in informal information available to the Company. Although the financial target for the Company for payment of bonuses based on Company performance for fiscal year 2003 was not met, in light of the external factors affecting the Company's performance, an amount equal to 25% of such bonuses was paid. In addition, bonuses were paid to officers based on the achievement of individual performance objectives.

  •
  Long-Term Incentive Compensation. Long-term incentives are provided through stock option grants and other stock-based awards under the Stock Plan. Awards under the Stock Plan are designed to further align the interests of each executive officer with those of the shareholders and to provide each officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company's business.

Compensation of the Chairman and Chief Executive Officer

        Mr. Jannard did not receive any base salary or bonus from the Company in 2003. On February 9, 2004, Mr. Jannard was granted an option to purchase 25,000 shares of the Company's common stock at an exercise price of $14.00 per share for his contribution as the Company's CEO during 2003. Mr. Jannard is a major shareholder of the Company.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exemptions to Section 162(m) apply with respect to "qualified performance-based compensation." The Company is currently monitoring the applicability of Section 162(m) to its ongoing compensation arrangements. The Company does not expect that amounts of compensation paid to its executive officers will fail to be deductible by reason of Section 162(m).

                      ABBOTT BROWN (CHAIR)

                      IRENE MILLER

        The Compensation and Stock Option Committee Report will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the same by reference.

AUDIT COMMITTEE REPORT

        The Audit Committee assists the Board of Directors in its oversight of the Company's financial reporting process. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with the independent auditors matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees).

        The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

        The Company's independent accountants also provided to the Audit Committee the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the accountants' independence.

        In March 2004, the Audit Committee recommended to the Board of Directors that it adopt a new, more expansive, Audit Committee Charter. A copy of the Audit Committee Charter as so recommended and adopted by the Board of Directors is attached to this proxy statement.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC. The Audit Committee and the Board of Directors have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

                      IRENE MILLER (CHAIR)

                      ABBOTT BROWN

                      THOMAS DAVIN

        The Audit Committee Report will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the same by reference.

FEES OF INDEPENDENT AUDITORS

        The aggregate fees billed for services rendered by Deloitte & Touche LLP during each of the fiscal years ended December 31, 2003 and December 31, 2002 are as follows:

	Aggregate Fees
Category
	2003	2002
Audit fees	$524,206	$408,135
Audit related fees	3,472	3,060
Tax fees	1,056,124	1,503,759
All other fees	—	—

Total fees	$1,583,802	$1,914,954

        The Audit Committee does not have a written policy regarding the preapproval of audit and permissible non-audit services rendered by Deloitte & Touche. As a matter of practice, however, the Audit Committee preapproves all audit and permissible non-audit services rendered by Deloitte & Touche.

STOCK PRICE PERFORMANCE GRAPH

        The following graph shows a comparison of cumulative total returns for Oakley, Inc., the Standard & Poor's 500 Composite Index and the Russell 2000 Index, during the period commencing on December 31, 1998 and ending on December 31, 2003. The comparison assumes $100 was invested on December 31, 1998 in each of the Common Stock, the Standard & Poor's 500 Composite Index and the Russell 2000 Index and assumes the reinvestment of all dividends, if any. At this time, the Company does not believe it can reasonably identify an industry peer group, and therefore the Company has instead selected the Russell 2000 Index, which includes companies with similar market capitalizations to that of the Company, as a comparative index for purposes of complying with certain requirements of the SEC.

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Oakley, Inc.	100	59	142	171	108	148
Russell 2000 Index	100	120	114	116	91	132
S&P 500 Composite Index	100	121	110	97	76	97

        The Stock Price Performance Graph will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the same by reference.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Aircraft Lease.    Through December 2003, the Company leased an aircraft from a company controlled by Mr. Jannard ("lessor") pursuant to a lease under which the Company was obligated to make aggregate annual lease payments of $90,000, as well as bear all costs and expenses of operating and maintaining the aircraft. In October 2003, the lessor returned the plane to the manufacturer due to operational issues and received a loaned plane in November 2003 to be used until a new plane was received. The Company subsequently terminated the lease agreement in December 2003 and entered into a new aircraft lease agreement which provides that the Company is responsible only for all costs and expenses of operating and maintaining the loaned plane, and is not responsible for making any lease payments for its use of the aircraft. At such time that the lessor receives a new plane from the manufacturer, which is expected to occur in the fourth quarter of 2005, the Company has agreed to resume paying the lessor the aggregate annual lease payment of $90,000. During 2003, the Company made aggregate payments of $90,000 to the lessor under the aircraft lease agreement and incurred approximately $1.7 million in costs and expenses associated with the aircraft. The aircraft subject to the lease is principally used by Mr. Jannard. In March 2004, the Company and the lessor entered into an Agreement and Mutual Release which provides that the Company shall be responsible for the payment of all ownership, personal property, use or similar tax and fees (the "Property Taxes") arising out of or in connection with the Company's lease of the aircraft, up to an aggregate of $125,000 per year. All remaining Property Taxes will be borne by the lessor.

        Prior Indebtedness of Management.    Between the beginning of 1998 and August 2002, Mr. Jannard borrowed money from the Company for use by Mr. Jannard in connection with various matters unrelated to the business of Oakley. All of such indebtedness was repaid by Mr. Jannard within one month of the date incurred without interest. The largest amount of such indebtedness outstanding at any time prior to August of 2002 was $174,140. In August 2002, as a result of the restrictions on loans to directors and executive officers imposed by the Sarbanes-Oxley Act of 2002, Mr. Jannard provided the Company funds to draw upon for use by Mr. Jannard for various personal matters unrelated to the business of Oakley. As a result, subsequent to August 2002, Mr. Jannard has not had any amounts of indebtedness outstanding to the Company. As of December 31, 2003, the Company's net liability to Mr. Jannard was approximately $100,707.

        Employment of Jamin Jannard.    Jamin Jannard, Mr. Jannard's adult son, is employed by the Company in the marketing department.

        Trademark License Agreement.    In March 2000, the Company entered into a trademark license agreement with a Delaware limited liability company wholly-owned by Jim Jannard (the "LLC"). Pursuant to this agreement, the LLC has assigned to the Company its right to purchase a truck and trailer to travel the National Hot Rod Association ("NHRA") circuit and to sell certain products at NHRA sanctioned events and has agreed to place Oakley's logo in prominent places on the automobile and crew members' uniforms. The agreement shall continue for so long as the LLC's sponsorship of race car driver Scotty Cannon continues, unless sooner terminated by either party upon 30 days written notice to the other party. Under the agreement, the Company has agreed to pay to the LLC an annual fee of $100,000 for the placement of the logos as described above and to pay the LLC a royalty rate, ranging between 10% and 25%, on net revenues (after sales tax and returns) from sales by the Company of certain merchandise. In 2003, the Company paid royalties of approximately $42,000 to the LLC. Additionally, Oakley will pay the NHRA a royalty of 20% on net revenues of all merchandise sold. The Company will perform accounting services for the LLC as agreed upon by the Company and the LLC and will be compensated in cash for such services by the LLC at a fair market rate to be determined in good faith by the Company's Board of Directors. The Company did not provide any accounting services for the LLC in 2003. In June 2002, the Company amended the agreement to provide certain additional rights in connection with LLC's sponsorship of Don Schumacher Racing.

Pursuant to the amended agreement, the LLC will work with Schumacher in the entry of a funny car driven by Scotty Cannon and will provide the Schumacher race team with Oakley products, including sunglasses, apparel and accessories. Beginning in 2003, the LLC's sponsorship of Don Schumacher Racing also included the entry of a funny car driven by Gary Scelzi.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information available to the Company, as of March 31, 2004, with respect to shares of its Common Stock (i) held by those persons known to the Company to be the beneficial owners (as determined under the rules of the SEC) of more than 5% of such shares, (ii) held by each of the directors and nominees, (iii) held by each of the Named Executive Officers and (iv) held as a group by the directors and executive officers of the Company. Unless otherwise indicated, the address of each beneficial owner named below is c/o Oakley, Inc., One Icon, Foothill Ranch, California 92610.

Name and Address of Beneficial Owner	Shares of Common Stock		Percentage of Common Stock Outstanding
Directors and Executive Officers
Jim Jannard	42,755,550		62.5%
Link Newcomb	618,142	(1)	*
Colin Baden	157,521	(2)	*
Tommy Rios	202,096	(3)	*
Thomas George	129,643	(4)	*
Abbott Brown	50,000	(5)	*
Lee Clow	0		*
Thomas Davin	2,000		*
Irene Miller	63,607	(6)	*
Directors, executive officers and more than 5% shareholder as a group (15 persons)	48,818,269	(7)	69.8%

(1)
Includes 534,069 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2004 and 35,000 shares of restricted stock granted on March 5, 2004.

(2)
Includes 120,818 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2004 and 27,500 shares of restricted stock granted on March 5, 2004.

(3)
Includes 172,596 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2004 and 27,500 shares of restricted stock granted on March 5, 2004.

(4)
Includes 120,419 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2004 and 5,000 shares of restricted stock granted on March 5, 2004.

(5)
Includes 30,000 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2004. Also includes 10,000 shares indirectly held through Ridgestone Corporation, a corporation controlled by Mr. Brown.

(6)
Includes 59,261 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2004.

(7)
Includes 1,522,412 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2004 and 172,500 shares of restricted stock granted on March 5, 2004.

*
Less than one percent.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
(Item 2 on Proxy Card)

        The firm of Deloitte & Touche LLP, the Company's independent auditors for the year ended December 31, 2003, was selected by the Board of Directors and the Audit Committee to act in such capacity for the fiscal year ending December 31, 2004, subject to ratification by the shareholders. There are no affiliations between the Company and Deloitte & Touche LLP, its partners, associates or employees, other than as pertain to the engagement of Deloitte & Touche LLP as independent auditors for the Company in the previous year. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

Vote

        The favorable vote of a majority of the shares entitled to vote on the proposal present in person or by proxy at the meeting is required to ratify the selection of Deloitte & Touche LLP. Abstentions or broker non-votes are treated as present and entitled to vote and thus have the effect of votes against on the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR the proposal to ratify the selection of Deloitte & Touche LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 2004.

OTHER MATTERS

        Section 16(a) Beneficial Ownership Reporting Compliance.    Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports (Forms 3, 4 and 5) of stock ownership and changes in ownership with the SEC and the NYSE. Officers, directors and beneficial owners of more than ten percent of the Company's Common Stock are required by SEC regulation to furnish the Company with copies of all such forms that they file.

        Based solely on the Company's review of the copies of such forms received by it, and on written representations from certain reporting persons, the Company believes that during fiscal 2003, all reports required by Section 16(a) applicable to its directors, officers and ten percent shareholders were filed with the SEC on a timely basis, except that Messrs. Baden, Bowers, George, Krause, Lane, Newcomb, Reyes, Rios and Ms. Gordon were each late in filing one report with respect to one transaction.

        Shareholders' Proposals.    In accordance with the Company's Bylaws, proposals of shareholders intended to be presented at the Company's Annual Meeting of Shareholders to be held in 2005 must be received by the Company, marked to the attention of the Secretary, no later than December 26, 2004. Proposals must comply with the requirements as to form and substance established by the SEC for proposals in order to be included in the proxy statement.

        Shareholder proposals submitted to the Company for consideration at the Company's Annual Meeting of Shareholders to be held in 2005 outside the processes of Rule 14a-8 (i.e., the procedures for placing a shareholder's proposal in the Company's proxy materials) will be considered untimely if received by the Company after March 10, 2005. Accordingly, the proxy with respect to the Company's 2005 Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposals received by the Company after March 10, 2005.

        Code of Ethics.    The Company has adopted a Code of Ethics applicable to its principal executive officer, principal financial officer and other senior financial officers. The Code is available on the Company's website at www.oakley.com, under the heading "Investor Relations."

THE BOARD OF DIRECTORS
Foothill Ranch, California

Appendix A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
OAKLEY, INC.

AS AMENDED AND RESTATED BY THE BOARD ON MARCH 5, 2004

I    PURPOSE OF THE COMMITTEE

        The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Oakley, Inc. (the "Corporation") is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Corporation and its subsidiaries, including, without limitation, (a) assisting the Board's oversight of (i) the integrity of the Corporation's financial statements, (ii) the Corporation's compliance with certain legal and regulatory requirements, (iii) the Corporation's independent auditors' qualifications and independence, and (iv) the performance of the Corporation's independent auditors and the Corporation's internal audit function, and (b) preparing the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the "SEC") for inclusion in the Corporation's annual proxy statement.

II.    COMPOSITION OF THE COMMITTEE

        The Committee shall consist of three or more directors as determined from time to time by the Board, based on the recommendations of the Nominating and Corporate Governance Committee of the Board, if applicable (the "Nominating Committee"). Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of the New York Stock Exchange (the "NYSE"), and any additional requirements that the Board deems appropriate. Members of the Committee shall also qualify as "independent" as required by the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder by the SEC, in each case, as amended (collectively, the "Act").

        No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Any such determination must be disclosed in the Corporation's annual proxy statement.

        The chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson.

        Any vacancy on the Committee shall be filled by majority vote of the Board. No member of the Committee shall be removed except by majority vote of the Board.

        Each member of the Committee must be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Committee must be designated by the Board to be the "audit committee financial expert," as defined by the SEC pursuant to the Sarbanes-Oxley Act of 2002.

III.    MEETINGS OF THE COMMITTEE

        The Committee shall meet as often as it determines necessary to carry out its duties and responsibilities, but no less frequently than once every fiscal quarter. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee meets separately on a periodic basis with (i) management, (ii) the persons responsible for the internal audit function and (iii) the Corporation's independent auditors, in each case to discuss any matters that the Committee or any of the above persons or firms believe warrant Committee attention.

        A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

        Meetings and actions of the Committee shall be governed by, and held and taken in accordance with, the provisions of the Corporation's Bylaws, as amended from time to time, with such changes in the context of those Bylaws as are necessary to substitute the Committee, the chairperson of the Committee and its members for the Board of Directors, the Chairman of the Board and its members. The Committee shall maintain minutes of its meetings and records relating to those meetings and shall report regularly to the Board on its activities, as appropriate.

IV.    DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

        In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to best address, react or respond to changing circumstances or conditions. The following duties and responsibilities are within the authority of the Committee and the Committee shall, consistent with and subject to applicable law and rules and regulations promulgated by the SEC, NYSE, or any other applicable regulatory authority:

Selection, Evaluation and Oversight of the Auditors

        (a)   Be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation (including approving in advance the annual engagement letter with such registered public accounting firm), and each such registered public accounting firm must report directly to the Committee (the registered public accounting firm engaged for the purpose of preparing or issuing an audit report for inclusion in the Corporation's Annual Report on Form 10-K is referred to herein as the "independent auditors");

        (b)   Review and approve in advance all audit and, as provided in the Act and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Corporation and such independent auditors (which approval should be made after receiving input from the Corporation's management, if desired). Approval of audit and permitted non-audit services will be made by the Committee or by one or more members of the Committee as shall be designated by the Committee or the chairperson of the Committee and the person(s) granting such approval shall report such approval to the Committee at the next scheduled meeting;

        (c)   Review the performance of the Corporation's independent auditors and, in its sole discretion, make decisions regarding the replacement or termination of the independent auditors when circumstances warrant;

        (d)   Obtain at least annually from the Corporation's independent auditors and review a report describing:

          (i)    the independent auditors' internal quality-control procedures;

          (ii)   any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

          (iii)  all relationships between the independent auditors and the Corporation (including a description of each category of services provided by the independent auditors to the Corporation and a list of the fees billed for each such category);

        The Committee should present its conclusions with respect to the above matters and its views on whether there should be a regular rotation of the independent auditors, to the Board.

        (e)   Evaluate the independence of the Corporation's independent auditors by, among other things:

          (i)    monitoring compliance by the Corporation's independent auditors with the audit partner rotation requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder;

          (ii)   monitoring compliance by the Corporation with the employee conflict of interest requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder; and

          (iii)  having the independent auditors confirm that the audit partner compensation is consistent with applicable SEC rules;

Oversight of Annual Audit and Quarterly Reviews

        (f)    Review and discuss with the independent auditors their annual audit plan, including the timing and scope of audit activities;

        (g)   Review with the Corporation's independent auditors the following information which is required to be reported by the independent auditor:

          (i)    all critical accounting policies and practices to be used;

          (ii)   all alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

          (iii)  all other material written communications between the independent auditors and management, such as any management letter and any schedule of unadjusted differences;

        (h)   Review with one or more (as the Committee deems appropriate) of management, the Corporation's independent auditors or the persons responsible for the internal audit function, the following:

          (i)    the Corporation's annual audited financial statements and quarterly financial statements, including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and any major issues related thereto;

          (ii)   major issues regarding accounting principles and financial statements presentations, including any significant changes in the Corporation's selection or application of accounting principles;

          (iii)  any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles methods on the Corporation's financial statements; and

          (iv)  the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation;

        (i)    Resolve all disagreements between the Corporation's independent auditors and management regarding financial reporting;

        (j)    Review on a regular basis with the Corporation's independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management's response with respect thereto, any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management;

Oversight of the Financial Reporting Process and Internal Controls

        (k)   Review:

          (i)    through inquiry and discussions with the Corporation's independent auditors, management and persons responsible for the internal audit function, the adequacy and effectiveness of the Corporation's accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget, compensation and staffing of the Corporation's internal audit function; and

          (ii)   the yearly report prepared by management, and attested to by the Corporation's independent auditors, assessing the effectiveness of the Corporation's internal control over financial reporting and stating management's responsibility for establishing and maintaining adequate internal control over financial reporting prior to its inclusion in the Corporation's Annual Report on Form 10-K (this item is only applicable to Annual Reports relating to fiscal years ending on or after December 31, 2004);

        (l)    Review with the chief executive officer, chief operating officer or chief financial officer, and the independent auditors, periodically, the following:

          (i)    all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Corporation's ability to record, process, summarize and report financial information; and

          (ii)   any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation's internal control over financial reporting;

        (m)  Discuss guidelines and policies governing the process by which senior management of the Corporation and the relevant departments of the Corporation, assess and manage the Corporation's exposure to risk, as well as the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures;

        (n)   Review with management the progress and results of all internal audit projects, and, when deemed necessary or appropriate by the Committee, direct the appropriate members of management to assign additional internal audit projects to the persons responsible for the internal audit function;

        (o)   Review with management the Corporation's internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies;

        (p)   Receive periodic reports from the Corporation's independent auditors, management and the persons responsible for the internal audit function to assess the impact on the Corporation of significant accounting or financial reporting developments that may have a bearing on the Corporation;

        (q)   Review and discuss with the independent auditors the results of the year-end audit of the Corporation, including any comments or recommendations of the Corporation's independent auditors and, based on such review and discussions and on such other considerations as it determines appropriate, recommend to the Board whether the Corporation's financial statements should be included in the Annual Report on Form 10-K;

        (r)   Review the type and presentation of information to be included in the Corporation's earnings press releases (especially the use of "pro forma" or "adjusted" information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided by the Corporation to analysts and rating agencies (which review may be done generally (i.e., discussion of the types of information to be disclosed and type of presentations to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Corporation may provide earnings guidance);

Miscellaneous

        (s)   Establish clear hiring policies by the Corporation for employees or former employees of the Corporation's independent auditors;

        (t)    Prepare the report required by the rules of the SEC to be included in the Corporation's annual proxy statement;

        (u)   Establish procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

        (v)   Report regularly to the Board on its activities, as appropriate. In connection therewith, the Committee should review with the Board any issues that arise with respect to the quality or integrity of the Corporation's financial statements, the Corporation's compliance with legal or regulatory requirements, the performance and independence of the Corporation's independent auditors, or the performance of the internal audit function; and

        (w)  Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

V.    EVALUATION OF THE COMMITTEE

        The Committee shall, on an annual basis, evaluate its performance. The evaluation shall address all matters that the Committee considers relevant to its performance, including a review and assessment of the adequacy of this Charter. The evaluation shall be conducted in such manner as the Committee deems appropriate.

        The Committee shall deliver to the Board a report, which may be oral, setting forth the results of its evaluation, including any recommended amendments to this Charter.

VI.    INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

        The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibilities, and may retain, at the Corporation's expense, independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities.

* * *

        While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for preparing or certifying the financial statements, for planning or conducting the audit or for determining whether the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

        In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Corporation, it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on

(i) the integrity of those persons and organizations within and outside the Corporation from which it receives information and (ii) the accuracy of the financial and other information provided to the Committee, in either instance absent actual knowledge to the contrary.

        Nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of the members of the Committee, except to the extent otherwise provided under applicable federal or state law.

OAKLEY, INC.

COMMON STOCK
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        THE UNDERSIGNED HEREBY APPOINT(S) JIM JANNARD AND LINK NEWCOMB AS PROXIES WITH FULL POWER OF SUBSTITUTION, AND HEREBY AUTHORIZE(S) EACH OF THEM TO REPRESENT AND TO VOTE, AS DESIGNATED ON THE REVERSE SIDE HEREOF, ALL SHARES OF COMMON STOCK OF OAKLEY, INC. (THE "COMPANY") HELD OF RECORD BY THE UNDERSIGNED ON MARCH 31, 2004 AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 4, 2004, AT 10:00 A.M., LOCAL TIME, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, AT THE OAKLEY, INC. HEADQUARTERS AT ONE ICON, FOOTHILL RANCH, CALIFORNIA 92610 AND HEREBY REVOKE(S) ANY PROXIES HERETOFORE GIVEN.

BY SIGNING AND DATING THE REVERSE SIDE OF THIS CARD, THE UNDERSIGNED AUTHORIZE(S) THE PROXIES TO VOTE EACH PROPOSAL, AS MARKED, OR IF NOT MARKED TO VOTE "FOR" EACH PROPOSAL. PLEASE COMPLETE AND MAIL THIS CARD AT ONCE IN THE ENVELOPE PROVIDED.

THIS PROXY IS REVOCABLE AND THE UNDERSIGNED MAY REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE. ATTENDANCE OF THE UNDERSIGNED AT THE ABOVE MEETING OR ANY ADJOURNED OR POSTPONED SESSION THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED WILL INDICATE AFFIRMATIVELY THERE AT THE INTENTION OF THE UNDERSIGNED TO VOTE SAID SHARES IN PERSON.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

OAKLEY, INC.
June 4, 2004

         Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1.	Election of Directors:		2.	Ratification of the selection of Deloitte & Touche LLP as independent auditors for the year ending December 31, 2004.	☐	☐	☐
		NOMINEES
☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY	( ) Jim Jannard ( ) Link Newcomb ( ) Abbott Brown	3.	In their discretion, the proxyholders are authorized to vote on such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.	☐	☐	☐
☐	FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	( ) Lee Clow ( ) Tom Davin ( ) Irene Miller
				IMPORTANT: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN THE PARTNERSHIP NAME BY AN AUTHORIZED PERSON.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ☐
				UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR, FOR THE APPROVAL OF THE OAKLEY, INC. 1995 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED, FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS AND, IN THE DISCRETION OF THE PROXY HOLDERS, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
				THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE ANNUAL MEETING OF THE STOCKHOLDERS AND A PROXY STATEMENT FOR THE ANNUAL MEETING PRIOR TO THE SIGNING OF THIS PROXY.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

PROPOSAL 1: ELECTION OF DIRECTORS (Item 1 on Proxy Card)
BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
Option/SAR Grants in Last Fiscal Year
Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
EMPLOYMENT AGREEMENTS AND SEVERANCE ARRANGEMENTS
COMPENSATION AND STOCK OPTION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
FEES OF INDEPENDENT AUDITORS
STOCK PRICE PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS (Item 2 on Proxy Card)
OTHER MATTERS
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF OAKLEY, INC. AS AMENDED AND RESTATED BY THE BOARD ON MARCH 5, 2004
OAKLEY, INC. COMMON STOCK THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS OF OAKLEY, INC. June 4, 2004